EVASYST INC.

EVASYST INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2022 and December 31, 2021 - unaudited

	March 31	December 31,
	2022	2021
ASSETS

Current Assets
Cash	$144,122	$9,773
Prepaid expenses and other current assets	56,214	9,538
Total Current Assets	200,336	19,311

Fixed assets, net	11,289	12,749
Other assets	19,407	14,728
Total Assets	$231,032	$46,788

LIABILITIES AND STOCKHOLDERS DEFICIT
Current Liabilities
Checks issued and payable	$-	$12,106
Accounts payable	546,767	385,081
Accrued expenses	38,062	91,565
Accrued rent payable	297,458	256,519
Accrued interest payable	5,819	11,992
Deferred subscription revenue	48,638	34,202
Senior secured promissory notes	400,000	-
Secured promissory note	-	38,000
Right to use lease liability	139,190	133,525
Total Current Liabilities	1,475,934	962,990

Convertible notes	3,346,510	2,715,343
Interest payable	236,661	210,013
Stock payable	1,020,002	-
Right to use lease liability	134,371	171,763
Total Liabilities	6,213,478	4,060,109

Commitments and contingencies (Note 6)

Stockholders' Deficit:
Preferred stock No par value; 1,189,664 shares authorized; 907,232 and 907,232 issued and outstanding, respectively	4,121,206	4,121,206
Common stock $0.0001 par value; 5,000,000 shares authorized; 951,488 and 951,488 shares issued and outstanding, respectively	95	95
Stock subscription receivable	-	(87,190)
Additional paid in capital	244,905	244,581
Accumulated deficit	(10,348,652)	(8,292,013)

Total Stockholders' Deficit	(5,982,446)	(4,013,321)

Total Liabilities and Stockholders' Deficit	$231,032	$46,788

The accompanying notes are an integral part of these financial statements.

EVASYST INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three month periods ended March 31, 2022 and 2021 - unaudited

	2022	2021

Revenues	$87,542	$124,807

Operating Expenses
Software and platform development costs	100,333	93,664
Professional fees	848,419	27,426
Depreciation and amortization	5,037	4,822
Wages and salaries	1,000,814	21,208
Advertising	1,411	2,310
General and administrative	57,049	59,664

Total Operating Expenses	2,013,063	209,094

Loss from Operations	(1,925,521)	(84,287)

Other income (expense)
Interest expense	(35,685)	(35,241)
Forgiveness of subscription and interest receivable	(96,432)	-
Gain on forgiveness of CARES Act loan	-	265,952
Other miscellaneous income (expense), net	999	(1,836)

Total other income (expense)	(131,118)	228,875

Income (Loss) Before Income Taxes	(2,056,639)	144,588

Income Taxes	-	-

Net Income (Loss)	$(2,056,639)	$144,588

Net Loss per Common Share:
Basic & Diluted	$(2.16)	$0.15

Weighted Average Common Shares Outstanding:
Basic & Diluted	951,488	951,488

The accompanying notes are an integral part of these financial statements.

EVASYST INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
For the three month periods ended March 31, 2022 and 2021 - unaudited

					Additional	Stock		Total
	Preferred Stock		Common Stock		Paid-in	Subscription	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Deficit
Balance at January 1, 2021	907,232	$4,121,206	951,488	$95	$217,372	$(87,190)	$(7,899,684)	$(3,648,201)
Net income	-	-	-	-	-	-	144,588	144,588
Stock based compensation	-	-	-	-	6,802	-	-	6,802
Balance at March 31, 2021	907,232	$4,121,206	951,488	$95	$224,174	$(87,190)	$(7,755,096)	$(3,496,811)

Balance at January 1, 2022	907,232	$4,121,206	951,488	$95	$244,581	$(87,190)	$(8,292,013)	$(4,013,321)
Net loss	-	-	-	-	-	-	(2,056,639)	(2,056,639)
Stock based compensation	-	-	-	-	324	-	-	324
Forgiveness of subscription receivable	-	-	-	-	-	87,190	-	87,190
Balance at March 31, 2022	907,232	$4,121,206	951,488	$95	$244,905	$-	$(10,348,652)	$(5,982,446)

The accompanying notes are an integral part of these financial statements.

EVASYST INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three month periods ended March 31, 2022 and 2021 - unaudited

	2022	2021
Cash Flows From Operating Activities:
Net income (loss)	$2,056,639)	$144,588
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation	5,037	4,822
Amortization of debt discount	540	-
Stock based compensation	324	6,802
Professional fees paid with convertible debt	613,250	-
Wages and salaries paid with stock payable	964,000	-
Stock subscription and interest receivables forgiven	96,432	-
Gain on forgiveness of CARES Act note	-	(265,952)
Change in:
Prepaid expenses	(46,676)	(10,871)
Other assets	(4,679)	-
Accounts payable	161,686	100,053
Accrued expenses	(39,481)	(60,079)
Accrued rent payable	9,212	41,615
Deferred subscription revenue	14,436	-
Accrued interest payable	12,683	32,975
Net cash used by operating activities	(269,875)	(6,047)

Cash Flows From Investing Activities:
Additions to fixed assets	(3,577)	-
Net cash used by investing activities	(3,577)	-

Cash Flows From Financing Activities:
Change in checks issued and payable	(12,106)	-
Issuance of senior secured promissory notes	400,000	-
Borrowings under vendor financing	43,000	-
Payments on promissory note	(30,000)	-
Payments on vendor financing	(5,877)	-
Proceeds from exercise of stock options	12,784	-
Net cash provided by financing activities	407,801	-
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	134,349	(6,047)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	9,773	$10,226
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$144,122	4,179

NONCASH INVESTING AND FINANCING ACTIVITIES:
Convertible note issued for accrued expenses	$17,917	$-
Convertible note issued for accounts payable	-	11,095
Stock payable issued for accrued liabilities	33,768
Stock payable issued for interest payable	1,450
Stock payable issued for promissory note	8,000

The accompanying notes are an integral part of these financial statements.

EVASYST INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the three month periods ended March 31, 2022 and 2021 - unaudited

1. Organization and Basis of Presentation

Nature of Business:

Evasyst Inc. (the "Company" or "Evasyst") is incorporated under the laws of the State of Delaware, as amended and restated on August 18, 2017. Evasyst is a digital technology company, operating with the social video application Kast. The Company has a subsidiary, Rabbit Asset Purchase Corp., which has had no activity since 2020.

Basis of Presentation:

The condensed consolidated financial statements, including notes, of the Company are representations of the Company's management, which is responsible for their integrity and objectivity. The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information, as well as the instructions to Form 10-Q. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of March 31, 2022, and its results of operations, cash flows, and changes in stockholders' equity for the three months ended March 31, 2022 and 2021. The balance sheet at December 31, 2021 was derived from audited annual consolidated financial statements but does not contain all of the footnote disclosures from the annual consolidated financial statements. All amounts presented are in U.S. dollars.

The results of operations for the three-month period ended March 31, 2022 are not necessarily indicative of the results expected for the full fiscal year or for any other fiscal period. The Company estimates that for 2022 the anticipated effective annual federal income tax rate will be 0%.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of March 31, 2022, the Company has not achieved profitable operations, has incurred recurring operating losses and further losses are possible. The Company has an accumulated deficit of approximately $10.3 million. The Company's ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to further develop its business. To date, the Company has funded operations through the issuance of capital stock and debt. Management plans to continue raising additional funds through equity or debt financings and loans from directors. There is no certainty that further funding will be available as needed. These factors raise substantial doubt about the ability of the Company to continue operating as a going concern. The ability of the Company to continue its operations as a going concern is dependent upon its ability to raise sufficient new capital to fund its operating commitments and ongoing losses and ultimately on generating profitable operations. The consolidated financial statements do not include any adjustments to be recorded to assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

EVASYST INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the three month periods ended March 31, 2022 and 2021 - unaudited

Net Loss per Share:

The Company calculates basic earnings (loss) per share by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding. We do not include the impact of any potentially dilutive common stock equivalents in our basic earnings (loss) per share calculations. Diluted earnings per share reflect potentially dilutive common stock equivalents, including options and warrants that could share in our earnings through the conversion of common shares, except where their inclusion would be anti-dilutive. For the three month periods ended March 31, 2022 and 2021, the Company had the following securities are excluded from the calculation of diluted income per share as their effect would have been anti-dilutive to the net loss for the periods.

	March 31, 2022	March 31, 2021
Stock options	125,459	181,503
Restricted stock units	398,897	398,897
Convertible notes	Nil	Nil
Preferred stock	907,232	907,232
	1,431,588	1,487,632

New Accounting Pronouncements:

Accounting standards that have been issued by the Financial Accounting Standards Board that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

2. Secured Promissory Notes

During 2020, the Company entered into secured promissory notes with Shanon Prum and Mark Ollila, president of the Company, for $50,000 and $10,000, respectively. Interest on the notes is 18% and the notes are due in October 2021. The notes are collateralized by all of the Company's cash, accounts receivable, contracts, inventory and other property. Mr. Ollila was a guarantor of Mr. Prum's note.

During the three month period ended March 31, 2022, Mr. Prum's note was paid in full along with accrued interest for a total payment of $41,124. On March 29, 2022, the Company authorized the exchange of Mr. Ollila's note and accrued interest of $8,000 and $1,450, respectively, into shares of the Company's common stock for a total of $9,450. The balance is presented as common stock payable on the balance sheet as the shares were issued in April 2022 (see Note 5).

The balances of the promissory notes at March 31, 2022 and December 31, 2021 are nil and $38,000, respectively. Interest expense on the notes to Mr. Prum and Mr. Ollila during the three month periods ended March 31, 2022 and 2021 was $582 and $2,024 respectively.

EVASYST INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the three month periods ended March 31, 2022 and 2021 - unaudited

3. Senior Secured Promissory Notes

During the three month period ended March 31, 2022, the Company, as borrower, entered into two note agreements with Live Current Media, Inc. for $200,000 each. Live Current Media, Inc. acquired the Company in a merger that was completed on April 22, 2022. See Note 8, Subsequent Events. The notes bear interest at 18% and are due six months after issuance. The notes are secured by all of the Company's assets. Interest expense on the notes was $5,819 during the three month period ended March 31, 2022.

4. Convertible Notes

During the three month period ended March 31, 2022, the Company issued additional convertible notes with the same terms as existing convertible notes as follows:

Consulting expense	$613,250
Accrued wages	17,917
$631,167

The convertible notes issued for consulting were to satisfy payables due for expenses incurred by Leawood VC Fund LP and Fairmont Capital, Inc., entities associated with major shareholders of the Company. The related consulting services were associated with the merger between the Company and Live Current Inc. ("Live Current") on April 22, 2022. See Note 8 Subsequent Events. The fair value of the consulting expenses was based upon the number of Live Current shares the debtholder ultimately received upon conversion of the notes multiplied by the trading price of the shares on the date of the note.

At March 31, 2022 and December 31, 2021, the balance of convertible debt was $3,346,510 and $2,715,343, respectively. Related accrued interest was $236,661 and $210,013, respectively.

At March 31, 2022 and December 31, 2021, convertible notes and accrued interest payable are due to the following related parties:

		Convertible Debt		Accrued Interest Payable
		March 31,	December 31,	March 31,	December 31,
	Nature of Relationship	2022	2021	2022	2021
Mark Ollila	CEO, Director	$11,905	$11,905	$714	$596
Company associated with Michael Gibbons	Director	550,000	550,000	50,181	44,756
Leawood VC Fund 1 LP	Greater than 5% shareholder	250,000	250,000	24,411	21,945
Trust associated with Stephen Petilli	Director	100,000	100,000	8,619	7,633
		$911,905	$911,905	$83,925	$74,930

All convertible notes were converted during April 2022 as a result of the Company's merger with Live Current.

EVASYST INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the three month periods ended March 31, 2022 and 2021 - unaudited

5. Equity

The Company issued no shares of its preferred or common stock during the three month periods ended March 31, 2022 and 2021. At March 31, 2022, the Company has the following stock payable amounts that represent shares of common stock to be issued:

Authorized by board during March 29, 2022 meeting:

Compensation to Mr. Ollila	$750,000
Compensation to Justin Weissberg, Chairman of the Company	214,000
964,000
In exchange for:
Promissory note due to Mr. Ollila	8,000
Accrued interest due to Mr. Ollila	1,450
Accrued wages due to Mr. Ollila	24,768
Accrued wages due to Mr. Weissberg	9,000
1,007,218
Stock options exercised during the three month period ended March 31, 2022	12,784
Stock payable at March 31, 2022	$1,020,002

The shares authorized to be issued to Mr. Olilla and Mr. Weissberg for compensation on March 29, 2022 were subsequently modified on April 20, 2022 to include vesting terms over a period of eight years. However, upon merger with Live Current (see Note 8 Subsequent Events), all vesting was accelerated as consistent with the Company's Stock Plan.

For the three month period ended March 31, 2022, Mr. Olilla and Mr. Weissberg's compensation was calculated based upon the number of Live Current shares that each individual received upon the merger multiplied by the trading price of Live Current shares on the date of the board authorized the compensation.

Stock options

During the three month periods ended March 31, 2022 and 2021, no options were granted, expired or forfeited. During the three month period ended March 31, 2022, 56,044 options were exercised for total proceeds of $12,784.

At March 31, 2022, outstanding and vested options totaled 125,459 and 122,842, respectively. The options have a weighted average exercise price of $0.22 and a weighted average remaining term of 7.0 years. The options have no intrinsic value as of March 31, 2022.

In early April 2022, all outstanding options were exercised on a cashless basis.

EVASYST INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the three month periods ended March 31, 2022 and 2021 - unaudited

6. Leases

The Company leases its office in San Diego. The lease, as amended in 2019 and 2020, is for a term of four years and expires in January 2024. The initial ROU asset and liability recorded in 2019 relating to this lease were calculated based on the future lease payments due under the lease discounted using an estimated incremental borrowing rate of 12.0%.

In February 2021, the Company vacated the premises and pursuant to the terms of the lease agreement, was considered in default. As a result, the remaining balances of the ROU asset and of $354,895 was recognized as an impairment expense during 2021. Under the lease agreement, the Company was still obligated to pay the required lease payments. The Company is negotiating with the lessor to settle the amount due. Based on the most recent discussions, the amount due could range from approximately $200,000 to $840,000. The Company has concluded that the amount due under the amended lease agreement to be the most likely amount in the range that will be paid. At March 31, 2022 and December 31, 2021, the balances due under the agreement were $297,458 and $256,519, respectively, and is accrued on the consolidated balance sheet as accrued rent payable.

For the three month periods ended March 31, 2022 and 2021, rent expense of $9,212 and $41,615, respectively, on this lease was recognized.

At March 31, 2022, future minimum lease payments over the remaining lease agreement are as follows:

From April 1, 2022 to December 31, 2022	$123,296
From January 1, 2023 to December 31, 2023	169,983
From January 1, 2024	14,618
Total	307,898
Less imputed interest	(37,337)
Net lease liability	273,561
Current portion	(139,190)
Long-term portion	$134,371

In February 2022, the Company entered into a short term lease for an office space with payments due of $5,039 per month. Rent expense of $10,078 was recognized during the three month period ended March 31, 2022.

EVASYST INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the three month periods ended March 31, 2022 and 2021 - unaudited

7. CARES Act Loan

On May 1, 2020, the Company received a loan of $265,952 pursuant to the Paycheck Protection Program (the "PPP") under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The loan, which was in the form of a Note dated May 1, 2020 had an original maturity date on April 30, 2022 and an interest rate of 1% per annum. It is anticipated that the loan will be forgiven under the provisions of the CARES Act because the Company used the funds for qualifying expenses. Qualifying expenses included payroll costs, costs used to continue group health care benefits, rent, and utilities. The amount of the PPP loan was recognized as gain on forgiveness of the CARES Act loan during the three month period ended March 31, 2021 when the Company receives formal notification of forgiveness.

8. Subsequent Events

On April 22, 2022, the Company completed its merger agreement with Live Current Media, Inc. ("Live Current") whereby Live Current issued 125,000,000 common shares for all of the outstanding shares of the Company. Existing shareholders of the Company obtained 77% equity interest in the combined entity. The merger was to allow the Company to become a publicly traded company. In addition, the Company will be able to utilize domain names and customer relationships established by Live Current.

Pursuant to the merger agreement with the Company, John DaCosta and Amir Vahabzadeh resigned as directors of the Live Current and Mark Ollila, Heidi Steiger, Leslie S. Klinger, Justin Weissberg and Annamaria Rapakko were appointed to the board of directors. Pursuant to the merger agreement, on closing, David Jeffs resigned as CEO and CFO of Live Current and Mark Ollila was appointed the new CEO and Chairman of the board of directors and Steve Smith was appointed as CFO of the Live Current.

Although Live Current was the legal acquirer of the Company, under generally accepted accounting principles, the merger was accounted for as a reverse acquisition, with the Company being treated as the acquiring entity for accounting and financial reporting purposes. The purchase price consideration and provisional allocation to net assets acquired is presented below (based on March 31, 2022 financial information of Live Current):

Fair value of consideration transferred	$9,423,142

Recognized amounts of identifiable assets acquired:
Cash and cash equivalents	2,414,917
Prepaid expenses and other assets	437,932
Intangible assets and goodwill	8,135,954
Liabilities	(1,565,661)
Net identifiable assets	$9,423,142

EVASYST INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the three month periods ended March 31, 2022 and 2021 - unaudited

The Company is currently determining the fair value of domain names, potential customer relationships, and licensing agreements that were acquired with Live Current. Any excess in consideration received over the fair value of net assets acquired will be assigned to goodwill. Because the acquisition occurred after the end of the period, there is no revenue or earnings of the combined entity in these consolidated financial statements.

All of the Company's convertible notes and preferred shares that were outstanding on the date of the merger were converted into equivalent shares of the Company immediately prior to the merger.

In June 2022, Mr. Ollila resigned as chairman and Heidi Steiger was appointed as Chairman of the board.